                                                                    EXHIBIT 24.1

                              NCS HEALTHCARE, INC.

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that NCS HealthCare, Inc. hereby constitutes and appoints Jon H. Outcalt, Kevin B. Shaw, Jeffrey R. Steinhilber, Thomas F. McKee, John J. Jenkins and David A. Basinski, Jr., or any one or more of them, its attorneys-in-fact and agents, each with full power of substitution and resubstitution for it in any and all capacities, to sign any or all amendments or post-effective amendments to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each of such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that each of such attorneys-in-fact and agents or his substitute or substitutes may do or cause to be done by virtue hereof.

         IN WITNESS WHEREOF, this Power of Attorney has been signed at Cleveland, Ohio this 13th day of June, 1997.

                                             NCS HEALTHCARE, INC.

                                             By:     /s/ Jon H. Outcalt
                                                --------------------------
                                                    Jon H. Outcalt, Chairman




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                                                                    EXHIBIT 24.1
                                                                     (CONTINUED)

                              NCS HEALTHCARE, INC.

                              CERTIFIED RESOLUTION

         I, Kevin B. Shaw, Secretary of NCS HealthCare, Inc., a Delaware corporation (the "Company"), do hereby certify that the following is a true copy of a resolution adopted by the Board of Directors on April 22, 1997, and that the same has not been changed and remains in full force and effect.

         RESOLVED, that each of Jon H. Outcalt, Kevin B. Shaw, Jeffrey D. Steinhilber, Thomas F. McKee, John J. Jenkins and David A. Basinski, Jr. is hereby appointed as attorney of the Company with full power of substitution and resubstitution for and in the name, place and stead of the Company to sign, attest and file a Registration Statement on Form S-1, or any other appropriate form that may be used from time to time, with respect to the issue and sale of the Securities, and any and all amendments and exhibits to such Registration Statement and any and all applications or other documents to be filed with the Commission and any and all applicable applications or other documents in connection with the inclusion in any automated interdealer quotation system of the Securities covered by such Registration Statement or any and all applications or other documents to be filed with any governmental or private agency or official relative to the issuance of said Securities, with full power and authority to do and perform any and all acts and things whatsoever requisite and necessary to be done in the premises, hereby ratifying and approving the acts of such attorneys or any such substitute or substitutes and, without implied limitation, including in the above the authority to do the foregoing things on behalf of the Company in the name of the person so acting or on behalf and in the name of any duly authorized officer of the Company; and that each of the Chairman, the President and Secretary and the Chief Financial Officer of the Company is hereby authorized, for and on behalf of the Company, to execute a Power of Attorney evidencing the foregoing appointment.

                                                    /s/ Kevin B. Shaw
                                                   ------------------------
                                                   Kevin B. Shaw, Secretary

Dated: June 13, 1997